UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2011

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 24, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of SemGroup Corporation (the “Registrant”) adopted a Short-Term Incentive Program (the “Incentive Program”). The Incentive Program is a cash-based performance incentive program designed to enhance stockholder value by providing eligible employees with an added incentive to achieve specific annual metrics and goals. Under the Incentive Program, the Compensation Committee will establish, for each participant designated by the Compensation Committee to participate in the Incentive Program, an annual target incentive award, which is expressed as a percentage of such participant’s base salary. The award amount, if any, to be paid to a participant shall not exceed 200% of such participant’s annual target incentive award, or be less than zero. No payment of an award shall be payable to a participant with respect to any performance year unless the Registrant is profitable for such performance year. In no event shall the aggregate amount of all awards for any given year exceed the “Incentive Pool”, which is the total amount of funds allocated by the Compensation Committee for the payment of awards under the Incentive Program for a specific performance year. Payment of any award amounts, and compliance with the guidelines set forth in the Incentive Program is within the complete discretion of the Compensation Committee.

The payment amount, if any, of an annual incentive award is determined based on the attainment of certain performance measures, which include financial performance measures such as return on capital employed, and, where applicable, with respect to a specific participant, that participant’s personal performance goals.

The target percentage of base salary payable as an incentive bonus for the named executive officers for fiscal year 2011 will be a range of 50 percent to 75 percent. For fiscal year 2011, 70 percent of the annual target incentive award will be attributable to the financial performance measure of return on capital employed and 30 percent of the annual target incentive award will be attributable to each participant’s individual performance. Award amounts are determined based upon percentage achievement of the performance measures and their corresponding relative weight.

The Compensation Committee adopts new performance metrics and goals for each performance year. Payment of awards under the Incentive Program with respect to a performance year will be payable on March 14 of the year following any given performance year.

A copy of the Incentive Program is attached hereto as Exhibit 10.1 and is incorporated by reference as though fully set forth herein. The foregoing summary description of the Incentive Program is not intended to be complete and is qualified in its entirety by the complete text of the Incentive Program.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	SemGroup Corporation Short-Term Incentive Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: March 2, 2011	By:	/s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	SemGroup Corporation Short-Term Incentive Program.

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